EXHIBIT 32.2

SECTION 906 CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER OF TYCORE VENTURES INC.

In connection with the accompanying Quarterly Report on Form 10-Q of Tycore Ventures Inc. for the quarter ended October 31, 2010, the undersigned, Diane Drapper, Chief Financial Officer and Secretary of Tycore Ventures Inc., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) such Quarterly Report on Form 10-Q for the quarter ended October 31, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in such Quarterly Report on Form 10-Q for the quarter ended October 31, 2010 fairly presents, in all material respects, the financial condition and results of operations of Tycore Ventures Inc.

Date:  December 9, 2010

/s/ Diane Drapper
Diane Drapper
Chief Financial Officer and Secretary